                                                                   EXHIBIT 10.27

              STANDARD INDUSTRIAL "GROSS" LEASE FOR SINGLE TENANT


        This Lease is made as of September 20, 1999 ("Execution Date"), between Bryant Springs LLC, a California limited liability company ("Landlord"), and Pets.com, a California corporation ("Tenant").

1.      BASIC LEASE INFORMATION; DEFINITIONS

        1.1 Basic Lease Information. If there is a conflict between the Basic Lease Information in this Section 1.1 and the remainder of the Lease, the latter shall control.

Premises:                       The entire building at 945 Bryant Street, San
                                Francisco, California ("Building"), as outlined on the site plan attached as Exhibit A, as further described in Sections 2.1 and 2.2.

Rentable Area:                  Approximately 40,410 rentable square feet,
                                subject to verification under Section 2.1

Term:                           Ten (10) years from Commencement Date (see
                                Section 3.1)

Extension Option:               One (1) 5-year extension option (see Section
                                3.3)

Commencement Date:              If Landlord performs the "Tenant Improvement
                                Work" (as defined in Section 2.4), then the Commencement Date shall be the later of (a) the date Landlord delivers the Premises to Tenant with the Tenant Improvement Work substantially completed in accordance with the Work Letter attached as Exhibit B, or (b) April 1, 2000.

                                If Tenant elects to perform the Tenant
                                Improvement Work pursuant to the Work Letter; the Commencement Date shall be fixed at seventy-five (75) days from Landlord's Delivery Date (as defined in Section 3.2(b)).

Estimated Commencement Date:    April 1, 2000

Monthly Base Rent:              Year    Rent/Square Foot   Monthly Base Rent*
------------------              ----    ----------------   ------------------
                                1-2       [*]/Year            [*]
                                3-4       [*]/Year            [*]
                                5-6       [*]/Year            [*]
                                7-8       [*]/Year            [*]
                                9-10      [*]/Year            [*]

                                * Based on 40,410 rentable square feet, subject to recalculation pursuant to Section 2.1



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* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
  SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Base Year:                      2000, except that with respect to Property Taxes
                                (as defined in Section 26), the Base Year shall be tax year 2000/2001 Security Deposit:
                                [*] irrevocable letter of credit (see Section
                                4.5, including Tenant's right thereunder to reduce the letter of credit)

Permitted Use:                  Multimedia, business services and general
                                office, to the extent general office use is permitted under applicable zoning and other Laws
                                (see Section 6.1)

Parking Allotment:              Thirty-three (33) unassigned parking spaces (see
                                Section 7)

Tenant's Liability Insurance:   $2,000,000 (see Section 12.1)

Address of Landlord:            Bryant Springs LLC
                                1981 N. Broadway, Suite 415
                                Walnut Creek, CA 94596
                                Attn: Michael Kelly
                                Phone: (925) 937-4111
                                Fax: (925) 937-4173

Address of Tenant:              Before Commencement Date

                                Pets.com
                                435 Brannan Street
                                San Francisco, CA 94107
                                Attn: Mark Lemma
                                Phone: (415) 343-1547
                                Fax: (415) 222-9998

                                After Commencement Date

                                945 Bryant Street
                                San Francisco, CA 94107
                                Attn: Mark Lemma
                                Phone: (415) 343-1547
                                Fax: (415) 222-9998

Brokers: Colliers International (Michael D. McCarthy) (Landlord's broker); BT Commercial (Chad Clemetson) (Tenant's broker) (see Section 27.14)

TI Allowance:                   [*]/rentable square foot (see Work Letter
                                attached as Exhibit B)

        1.2 Definitions. Unless otherwise provided, definitions of capitalized words and phrases are set forth in Section 26 of this Lease.



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2.      PREMISES; CONDITION PRECEDENT

        2.1 Demise of Premises. Landlord leases to Tenant and Tenant leases from Landlord the premises described in the Basic Lease Information in Section 1.1 ("Premises"), on and subject to the terms and conditions of this Lease. Tenant acknowledges that, as of the Execution Date, the Premises consist of a two-story building to which Landlord will add a third floor before the Commencement Date. Before the Commencement Date, Landlord's architect shall verify the number of rentable square feet in the Premises in accordance with standards published by the Building Owners and Managers Association. Tenant's architect may consult with Landlord's architect regarding such verification. Once the rentable square footage of the Premises has been verified, the Monthly Base Rent stated in the Basic Lease Information shall be recalculated if needed to reflect the correct amount. Upon such verification, Tenant shall have no claim against Landlord or defense to enforcing this Lease based on any difference between the agreed upon rentable square footage and the actual rentable square footage in the Premises.

        2.2 Landlord's Reserved Rights. Notwithstanding anything to the contrary in this Lease, the Premises shall exclude the exterior walls, the foundation, the roof and the structural components of the Building. In addition, Landlord reserves the right, from time to time, to: (a) locate, install, repair and replace any pipes, utility lines, ducts, wires, mains and structural elements through the Premises in locations that will not materially interfere with Tenant's use of or access to the Premises; (b) change the lines of the lot on which the Building stands ("Lot") and make other reasonable changes and grant others rights thereto, including without limitation grant easements, rights of way and rights of ingress and egress and similar rights to users and owners of adjacent parcels; and (c) alter or relocate any Base Building Facilities (as defined in Section 26), without material impairment (other than temporary interruptions as may be necessary in the case of emergency) to Tenant's use of or access to the Premises.

        2.3 Condition of Premises. Landlord agrees to perform, at its cost, the addition of a third story to the Building, work on the Base Building Facilities and other related work, all described as "Landlord's Work" in Exhibit C attached. Landlord also agrees to perform, on Tenant's behalf, that certain tenant improvement work described as "Tenant Improvement Work" in the Work Letter attached as Exhibit B, in accordance with the terms and conditions of the Work Letter, unless Tenant elects to perform the Tenant Improvement Work pursuant to the Work Letter. Except for Landlord's Work and, if Tenant elects not to perform the Tenant Improvement Work, the Tenant Improvement Work, Landlord shall have no obligation to improve or otherwise modify the Premises for Tenant's use. Subject to Landlord's representations and warranties in
Section 2.4, Tenant shall accept the Premises in its "as is" condition as of the Execution Date, including but not limited to title, physical condition, size or dimensions of the Premises, and the zoning, building and land use restrictions applicable to the Premises.

        2.4 Landlord's Representations. If Landlord performs the Tenant Improvement Work, Landlord represents and warrants that, as of the Commencement Date, the Premises and the Building are in good condition and repair, all Building systems and equipment are in good operating condition, and the Premises and the Building comply in all material respects with all



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Laws (as defined in Section 26). If Tenant performs the Tenant Improvement Work,
Landlord represents and warrants that, as of the Commencement Date, Landlord's Work is in good condition and repair and comply in all material respects with all Laws. If Landlord becomes aware that any of the foregoing representations and warranties was not true as of the Commencement Date, Landlord shall remedy or cure any such violation promptly and diligently at Landlord's sole cost and expense. This Lease shall not be void or voidable as a result of Landlord's violation of any representation and warranty, nor shall Landlord or its Authorized Representatives (as defined in Section 26) have any liability to Tenant therefor provided Landlord remedies or cures any such violation promptly and diligently at Landlord's sole cost and expense. Tenant acknowledges that, except for the representations and warranties in this Section, neither Landlord nor its Authorized Representatives have made any representations or warranties to Tenant regarding the Premises or the Building.

        2.5 Condition Precedent to Obligations. The obligations of the parties under this Lease are expressly conditioned upon the issuance by the City of San Francisco of a building permit for the Tenant Improvement Work for the Permitted Use ("Permit"). If the City refuses to issue the Permit, then either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other, delivered within fifteen (15) days after receipt of the City's notice. Upon such termination, Landlord and Tenant shall have no further liability under the Lease and each party shall be responsible for paying its own costs and fees.

3.      TERM; EXTENSION OPTION; HOLDING OVER

        3.1 Term. The initial term of this Lease shall be for the period specified in the Basic Lease Information ("Initial Term"), unless sooner terminated pursuant to other provisions of this Lease; provided, however, if the Commencement Date is not the first day of the month, the Term will expire on the last day of the calendar month during which the Term would otherwise expire. All references in this Lease to "Term" shall mean the Initial Term and, upon the exercise of the Extension Option (as defined in Section 3.3), shall mean the Initial Term as extended by such Extension Option.

        3.2 Term Commencement.

               (a) If Landlord performs the Tenant Improvement Work, this paragraph (a) shall govern. Landlord shall use reasonable diligence to cause the Commencement Date to occur on or before the Estimated Commencement Date specified in the Basic Lease Information, as such date is extended for any delays caused by Force Majeure (as defined in Section 26) or Tenant Delays (as defined in the Work Letter). The actual Commencement Date shall be the later of the Estimated Commencement Date or the date Landlord delivers the Premises to Tenant with Substantial Completion (as defined in the Work Letter) of the Tenant Improvement Work. Notwithstanding the foregoing, if Landlord is delayed in the Substantial Completion of the Tenant Improvement Work as a result of a Tenant Delay, Landlord may determine, in its sole good-faith judgment, that the actual Commencement Date is the date that Substantial Completion of the Tenant Improvement Work would have occurred but for such delay.

               (b) If Tenant elects to perform the Tenant Improvement Work, this paragraph (b) shall govern. The Commencement Date shall be fixed at seventy-five
(75) days after



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Landlord's Delivery Date. "Landlord's Delivery Date" shall be the date that
Landlord delivers the Premises to Landlord with the Minimal Landlord's Work substantially completed. "Minimal Landlord's Work" shall consist of that portion of Landlord's Work that, in Landlord's good-faith judgment, must be completed in order for Tenant to commence the Tenant Improvement Work, including the construction of the third floor of the Building. Tenant acknowledges that Landlord shall continue to perform Landlord's Work even after Landlord's Delivery Date, and that Landlord and Tenant shall cooperate with each other in coordinating the performance of Landlord's Work and the Tenant Improvement Work.

               (c) As soon as the actual Commencement Date is known, the parties will execute an addendum to this Lease stating the actual Commencement Date and termination date of this Lease.

        3.3 Extension Option. Tenant shall have the option to renew this Lease as to the entire Premises then demised under this Lease ("Extension Option") for one (1) additional consecutive period of five (5) years ("Extended Term"), commencing on expiration of the Initial Term on the following terms and conditions:

               (a) Tenant shall exercise the Extension Option, if at all, by delivering to Landlord an irrevocable notice of option exercise no later than nine (9) months and no earlier than twelve (12) months before the expiration of the Initial Term. Any notice of option exercise delivered after the deadline shall, at Landlord's option, be void.

               (b) All terms and conditions of this Lease shall apply during the Extended Term except that: (i) there shall be no further Extension Option; and
(ii) the Monthly Base Rent for the Extended Term shall be the greater of (x) "Fair Market Rent" for the Premises as determined in Section 4.3 below, or (y) the Monthly Base Rent for the last month of the Initial Term.

               (c) Notwithstanding anything to the contrary in this Lease, the Extension Option is personal to the Tenant originally named in the Lease (or its Permitted Transferee, as defined in Section 15.10 below) and may be exercised only if the Tenant originally named in the Lease physically occupies at least two full floors of the Premises as of the date Tenant exercises the Extension Option and as of the commencement of the Extension Term. At Landlord's option, Tenant shall not have the right to exercise the Extension Option (and any Extension Option exercised by Tenant will be voided) if (a) Landlord has given Tenant written notice, on or before the date Tenant exercises the Extension Option or the commencement of the Extension Term, that a default has occurred and Tenant has not yet cured such default, or (b) Landlord has given Tenant written notice from Landlord, on more than two (2) occasions in the preceding twelve (12) month period, that a default in the payment of Rent or any other material default has occurred (regardless of whether such defaults subsequently are cured).

        3.4 No Liability for Landlord. This Lease shall not be void or voidable, nor shall Landlord or its Authorized Representatives have any liability to Tenant, by reason of Landlord's failure to deliver the Premises by the Estimated Commencement Date. Postponement of the Commencement Date shall be Tenant's exclusive remedy and in sole satisfaction of all Claims



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Tenant might otherwise have by reason of Landlord's failure to deliver the
Premises by the Estimated Commencement Date.

        3.5 Holding Over. If Tenant, with Landlord's written consent, remains in possession of the Premises after the Term ends, such holding over by Tenant shall be a month-to-month tenancy only, terminable on thirty (30) days' notice at any time by either party. The Monthly Base Rent during such holdover tenancy shall be: (a) for the initial thirty (30) days of such holdover, one hundred fifty percent (150%) of the Monthly Base Rent in effect for the month before the Term end, and (b) thereafter, two hundred percent (200%) of the Monthly Base Rent in effect for the month before the end of the Term, and all other terms and conditions of this Lease shall apply to the holdover tenancy except those pertaining to the Extension Option or the Right of First Offer in Section 25. Nothing contained in this Lease shall be construed as Landlord's consent to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, defend and hold Landlord harmless from all Claims resulting from such failure, including, without limitation, any Claims by any succeeding tenant based on such failure to surrender, and any lost profits to Landlord resulting therefrom.

4.      RENT

        4.1 Monthly Base Rent. From and after the Commencement Date, Tenant shall pay to Landlord as monthly base rent for the Premises the amount stated in the Basic Lease Information as "Monthly Base Rent." Monthly Base Rent for the first full month after the Commencement Date shall be paid upon Tenant's execution of this Lease. Thereafter, Tenant shall pay the Monthly Base Rent on the first day of each calendar month, in advance, without deduction, setoff, prior notice or demand. If the Commencement Date is not the first day of the month, then, on the Commencement Date, Tenant shall pay the prorated portion of the Monthly Base Rent for the partial month during which the Commencement Date falls.

        4.2 Additional Rent. Tenant shall pay to Landlord, as additional Rent (as defined in Section 26), any increase in Operating Costs (as defined in Section 26) for each calendar year over the Operating Costs for the Base Year ("Increased Operating Costs"), in accordance with Section 5. Tenant shall pay the Increased Operating Costs, together with Tenant's payment of the Monthly Base Rent, without deduction, setoff, prior notice or demand except as provided in Section 5.

        4.3 Fair Market Rent. "Fair Market Rent" under Section 3.3 shall be the then going market rental rate (including escalations and an adjusted base year), calculated at the average effective rate after taking into account any "free rent" or other equivalent concessions in lieu of free rent and tenant improvements or allowances (including the value of the existing improvements in the Premises, whether paid for by Landlord or Tenant), for comparable space in comparable buildings in the area known as "South of Market" in San Francisco, California, for a term equivalent to the Extended Term.



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               (a) If Landlord and Tenant do not agree on the Fair Market Rent for the Premises within thirty (30) days after Landlord's receipt of Tenant's notice exercising the Extension Option, the Fair Market Rent of the Premises will be determined as follows:

               (b) Each of Landlord and Tenant shall, by notice to the other, appoint an appraiser with at least five (5) years' experience appraising the rental values of buildings comparable to the Building in the South of Market area. The appraisers appointed by the parties shall be independent and have no economic interest in the outcome of the appraisal procedure apart from the payment of customary appraisal fees.

               (c) If either party fails to give notice of appointment of an appraiser within ten (10) business days after receipt of the other party's notice of appointment, the appraiser selected by the first party will solely determine the Fair Market Rent of the Premises and, in the absence of fraud or intentional misconduct, such appraiser's determination will be conclusive and binding on the parties. If Fair Market Rent is determined by only one appraiser, Landlord and Tenant each shall pay one-half of such appraiser's fees and costs.

               (d) If two appraisers are timely appointed as described above, they will jointly select an independent third appraiser who shall be a member of the American Appraisal Institute holding the "MAI" designation and meeting the qualifications described above. If the two appraisers appointed by the parties cannot agree on a qualified third appraiser within ten (10) business days after they have both been appointed, either Landlord or Tenant may apply to the President or any Vice President of the local chapter of the American Appraisal Institute for appointment of an independent appraiser meeting such qualifications, in which case the appraiser first selected by such procedure will serve as the third appraiser.

               (e) Within thirty (30) days after the appointment of the third appraiser, the appraisers will meet and attempt to determine the Fair Market Rent for the Premises. If at least two (2) of the appraisers agree on the Fair Market Rent for the Premises, such agreement will be conclusive and binding on the parties and the appraisers will notify Landlord and Tenant of the Fair Market Rent agreed upon.

               (f) If at least two (2) appraisers cannot agree on the Fair Market Rent for the Premises at their meeting, all appraisers shall submit to Landlord and Tenant simultaneously an independent appraisal of the Fair Market Rent for the Premises within thirty (30) days after appointment of the third appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals, provided, however, that any high or low appraisal that differs from the averaged appraisal by more than ten percent (10%) shall be disregarded and the two remaining appraisals shall be averaged. Each party shall pay the fees and costs of the appraiser it selects, and one-half of the fees and costs of the third appraiser, if any.

               (g) Upon determining the Fair Market Rent of the Premises, Landlord and Tenant shall execute an amendment to this Lease setting forth the Monthly Base Rent, the new Base Year and any other relevant economic terms and conditions for the Extended Term. If such determination of Fair Market Rent is not made before the commencement of the Extended Term, Tenant will continue paying Monthly Base Rent at the rental rate in effect immediately before



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the commencement of the Extended Term and an adjustment shall be made retroactively when the Fair Market Rent is determined.

        4.4 Late Charge and Interest. Late payment of Rent will cause Landlord to lose the use of such funds and incur costs not contemplated by this Lease, the exact amount of which is difficult and impracticable to fix. Accordingly, if any Rent is not paid by the due date, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. In addition, if any Rent is not paid by the due date, all such past due Rent shall bear interest from the due date until paid at the Interest Rate (as defined in Section 26). At any time that Rent has been paid after the due date for two (2) consecutive months for whatever reason, Landlord shall have the option to require that, beginning with the first payment of Rent due following the second late payment, Tenant shall pay Rent in quarterly installments (i.e., three months' Rent shall be paid with each installment) until Tenant has made four (4) consecutive quarterly installments on or before the due date at which time Tenant may commence paying Rent on a monthly basis. Landlord's acceptance of late payment charges and interest is not a release or waiver by Landlord of a default by Tenant.

        4.5 Security Deposit.

               (a) Within five (5) business days after execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as security deposit ("Security Deposit") in the form of a clean, irrevocable, standby letter of credit meeting the requirements in Section 4.5(b) ("Letter of Credit"). The Security Deposit shall secure Tenant's obligations under this Lease, including Tenant's obligation to pay Rent and other monetary amounts. If Tenant defaults under this Lease (even if an Event of Default (as defined in Section 16.1) has not occurred), Landlord may, but without any obligation to do so, apply any portion of the Security Deposit towards fulfilling Tenant's unperformed obligations. If Landlord draws down the Letter of Credit and uses, retains or applies all or a portion of the funds received therefrom to cure Tenant's default under this Lease or to compensate Landlord for damages resulting from Tenant's default, Tenant shall deposit with Landlord cash in an amount equal to that used, retained or applied by Landlord so that the total amount of Security Deposit held by Landlord equals that the amount shown in the Basic Lease Information. Tenant 's failure to do so within five (5) days after receipt of such demand shall constitute an incurable Event of Default. Landlord shall hold the Security Deposit without liability for interest on the same. Landlord is entitled to commingle the Security Deposit with its own funds. Upon termination of this Lease, Landlord shall return the Security Deposit to Tenant, less any amounts needed to compensate Landlord for Tenant's failure to comply with the terms of this Lease. If Landlord sells or otherwise transfers Landlord's right or interest under this Lease, Landlord shall deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

               (b) The Letter of Credit shall be issued in favor of Landlord by a reputable California financial institution reasonably satisfactory to Landlord ("Issuing Bank"). The Letter of Credit shall: (i) have a maturity date not less than one (1) year from the date of issuance; (ii) require the Issuing Bank to provide notice to Landlord of the scheduled expiration date not less than thirty
(30) days nor more than forty-five (45) days before the scheduled expiration of the Letter of Credit; (iii) permit full or partial drawings to be made by Landlord at any time before



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expiration; (iv) require the Issuing Bank to pay on the Letter of Credit upon
Landlord's presentation thereof, together with a sight draft and a statement signed by Landlord certifying that, under the provisions of Section 4.5 of the Lease, Landlord is entitled to draw upon the Letter of Credit; and (v) prevent Tenant from revoking, canceling, or otherwise modifying the Letter of Credit before the Term expires.

               (c) If the Letter of Credit is due to expire before the expiration date of the Lease and the Issuing Bank has not issued and Tenant has not delivered to Landlord, at least thirty (30) days before the scheduled expiration of the Letter of Credit, a new Letter of Credit meeting all of the requirements stated above (except that the expiration date of the new Letter of Credit need not extend beyond the expiration date of the Lease), then Landlord may draw down the entire amount of the expiring Letter of Credit and retain such amount as a cash Security Deposit and use any such amount pursuant to Section 4.5(a) above. If an Event of Default occurs, Landlord shall have the right to draw down the Letter of Credit, in whole or in part, and to use, retain or apply the funds thereupon obtained by Landlord in the manner permitted under Section 4.5(a) above.

               (d) Provided an Event of Default has not occurred, Tenant shall have the right to reduce the Letter of Credit to [*] after the second year of the Initial Term, [*] after the fourth year of the Initial Term, [*] after the sixth year of the Initial Term and [*] after the eighth year of the Initial Term (which Tenant shall maintain for the remaining Term).

5.      OPERATING COSTS

        5.1 Increased Operating Costs. Before the start of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall furnish Tenant with a statement of its estimate of the Increased Operating Costs for the following calendar year ("Landlord's Estimate"). On the first day of each calendar month during such calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount in Landlord's Estimate, together with the Monthly Base Rent.

        5.2 Reconciliation of Operating Costs. By April 30th after the end of each calendar year, or as soon thereafter as Landlord has sufficient data, Landlord shall submit to Tenant a statement showing the actual Operating Costs paid or incurred by Landlord during the previous calendar year. If the actual Increased Operating Costs is less than the amount Tenant paid under Section 5.1 for such calendar year, then Landlord shall credit the amount of such difference against the next payments of Increased Operating Costs coming due or, if the Term has expired, pay such difference directly to Tenant . If the actual Increased Operating Costs is more than the amount Tenant paid under Section 5.1 for such calendar year, Tenant shall pay to Landlord the full amount of such difference at the monthly rent payment date next following the submittal of such statement to Tenant.

        5.3 Tenant's Inspection Rights. Provided there is no Event of Default, within thirty (30) days after receipt of Landlord's annual statement ("Audit Period"), Tenant may, upon reasonable prior written notice to Landlord and during normal business hours at the place where Landlord's records for the Building are maintained, cause a certified public accountant ("CPA")



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to copy (at Tenant's expense), inspect and audit those books and records of
Landlord relating to the determination of Operating Costs for the calendar year for which such statement was prepared. If Landlord's computation of Increased Operation Costs exceeds the actual Increased Operation Costs by more than five percent (5%) and Tenant has conducted such an audit, Landlord shall pay within thirty (30) days of its receipt of an invoice, the reasonable costs and expenses of the audit which shall not exceed One Thousand Dollars ($1,000). If Tenant fails to exercise its inspection rights or dispute Landlord's annual statement within the Audit Period, Landlord's annual statement shall conclusively be deemed to be correct, and Tenant shall be bound by Landlord's determination.

        5.4 Proration. If the Term commences on a date other than January 1, or ends on a date other than December 31, the Increased Operating Costs for such first or last calendar year of the Term shall be prorated based on what the number of days in the Term in that year bears to 365; and any amounts owed or to be credited pursuant to Section 5.2 shall be paid in the year immediately following the year in which the Term ends, in accordance with Section 5.2.

6.      USE OF PREMISES

        6.1 Permitted Use. Tenant shall use the Premises solely for the uses specified in the Basic Lease Information as a "Permitted Use," and shall not use or permit the Premises to be used for any other purpose, except with Landlord's prior written consent (which may be withheld in Landlord's sole and absolute discretion).

        6.2 Limitations on Use. Tenant shall not do, bring, or keep anything in or about the Premises that will cancel any insurance covering the Building. If any insurance rate increases as a result of Tenant's use of the Premises, Tenant shall pay for any such increase within ten (10) days after Landlord's notice. Tenant shall not use or permit the Premises to be used in any way that will constitute waste, nuisance, or unreasonable annoyance to other tenants in the Building.

        6.3 Compliance with Laws. Tenant shall comply with all Laws concerning the Premises or Tenant's use and occupancy of the Premises, including, without limitation, the obligation, at Tenant's cost, to alter, maintain, or restore the Premises in compliance with all Laws. Notwithstanding the foregoing, except with respect to the Tenant Improvement Work, Tenant shall not be responsible for performing capital improvements to the Premises or the Building except to the extent they arise from Tenant's particular use of the Premises, Tenant's Alterations (as defined in Section 26), Tenant's employment practices or Tenant's space design.

        6.4 Heavy Load. Tenant shall not bring into the Building, or keep in the Premises, any furniture, equipment, or other objects which individually or collectively overload the Premises or the Building. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer, at Tenant's sole cost, for such heavy objects. Furthermore, Tenant shall take such measures as Landlord requires to eliminate any noise and/or vibration caused by Tenant's machines and equipment if such noise and/or vibration may be transmitted to the Building's structure. Notwithstanding the foregoing, Landlord shall have no liability for damage caused by the installation of safes and heavy equipment, or by the noise and/or vibration caused by Tenant's machines and equipment.

        6.5 Hazardous Substances. Tenant shall not use, produce, manage, contain, store, treat or dispose of ("Use") Hazardous Substances (as defined in Section 26) in, on or about the Premises, except with Landlord's prior written consent and in compliance with all Laws. Notwithstanding the foregoing, Tenant may Use any ordinary and customary materials that are used as a routine part of Tenant's business, so long as such Use (i) complies with all Laws, (ii) does not require a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and
(iii) does not expose the Premises or the Building, or the neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability. Tenant shall notify Landlord in writing of the presence of any Hazardous Substance in, on or about the Premises, of any regulatory action or notice, and of any third party claim arising from any Hazardous Substance.

7.      PARKING

        7.1 Tenant's Right to Use. Tenant shall have the right to use up to thirty-three (33) unassigned parking spaces ("Parking Allotment") in the parking lot located behind the Building ("Parking Lot"), provided Tenant pays the parking fee for such spaces ("Parking Fee"). For the first year of the Term, the Parking Fee shall be $200 per month per parking space. Thereafter, the Parking Fee shall be adjusted as of each anniversary of the Commencement Date to its then current market rate as determined by Landlord in its sole determination exercised in good faith, provided, however, that the Parking Fee shall not be less than $200 per month per parking space. The Parking Fee shall be payable on the first day of each calendar month during the Term. If at any time during the Term Tenant elects to use fewer parking spaces than the Parking Allotment, Tenant shall be able to use additional parking spaces up to the Parking Allotment only as such spaces become available from time to time for rental. Thus, for example, if in year three of the Lease, Tenant elects to use twenty-five (25) parking spaces, and in year six of the Lease, Tenant desires to use the four (4) parking spaces remaining in the Parking Allotment, Tenant shall have the right to use those spaces only if they are then available for rental. Notwithstanding anything to the contrary in this Lease, if Landlord "recaptures" a portion of the Premises pursuant to Section 15.3, the Parking Allotment shall be proportionately reduced to reflect the decreased size of the Premises leased by Tenant.

        7.2 Landlord's Management of Parking Lot. Landlord shall manage, operate and control the Parking Lot in such manner as Landlord in its sole discretion deems appropriate. Provided Tenant's right to use the permitted number of parking spaces is not adversely and materially affected, Landlord shall have the right to: (a) establish and enforce reasonable rules and regulations applicable to all users of the Parking Lot (and Tenant and its Authorized Representatives shall observe such rules and regulations); (b) change, alter or add to the Parking Lot, or rearrange parking spaces therein, (c) temporarily close the Parking Lot so long as Landlord makes alternative, temporary parking arrangements for Tenant, and (d) repair, maintain, restore and perform such other acts with respect to the Parking Lot that Landlord deem appropriate.

        7.3 Additional Parking Rights. Once Landlord has received all required approvals and permits to construct the building at 840 Brannan Street ("Brannan Building") and has constructed the Brannan Building and the parking facilities therefor, Tenant shall have the right to lease an additional eight (8) unassigned parking spaces ("Additional Parking") on the same terms and conditions as the Parking Allotment except as otherwise provided in this Section 7.3. The right to the Additional Parking shall be personal to the Tenant originally named in the Lease and shall terminate automatically if Landlord is no longer the owner of the Brannan Building. Landlord shall also have the right to terminate Tenant's right to the Additional Parking by giving Tenant thirty days' written notice, in which case Tenant shall have the right, without payment of additional Parking Fees, to park eight (8) additional cars in a tandem configuration ("Tandem Spaces") within the spaces originally used in the Parking Lot for the Parking Allotment, but only to the extent the Tandem Spaces permitted under Laws and do not interfere with driveways, firelanes and the like. Notwithstanding anything to the contrary in this Lease, if Landlord "recaptures" a portion of the Premises pursuant to Section 15.3, the Additional Parking and the Tandem Spaces shall be proportionately reduced to reflect the decreased size of the Premises leased by Tenant.

8.      UTILITIES AND SERVICES

        8.1 Tenant's Responsibility. Landlord shall cause gas, electricity, water and sewer utility lines to be made available up to the Premises as part of Landlord's Work. Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, trash removal, telecommunications, fiber optic cable, and for all connection charges. Tenant agrees that its normal business hours shall be from 7 AM to 6:30 PM Mondays through Fridays, excluding holidays. Tenant shall also make all arrangements for and pay for janitorial services to the Premises pursuant to a janitorial contract with a provider approved by Landlord (which shall not unreasonably be withheld). Tenant shall also be responsible for all trash removal from the Premises.

        8.2 No Liability for Interruption. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service being furnished to the Premises and no such failure or interruption shall entitle Tenant to an abatement of Rent or to terminate this Lease. Except as may be installed as part of the Tenant Improvement Work, Tenant shall not, except with Landlord's prior written consent, either: (a) use any heating or cooling apparatus or device in the Premises; or (b) connect with electric current or water pipes any device or apparatus for the purpose of using electrical current or water.

9.      TENANT'S TAXES

        9.1 Payment by Tenant. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges (collectively, "Taxes") that are levied or assessed against Tenant during the Term, including, but not limited to, Taxes levied or assessed against Tenant's leasehold interest or Tenant's Personal Property (as defined in Section 26), Alterations, Tenant Improvement Work, or Tenant's Trade Fixtures (as defined in Section 26) installed or located in or on the Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

        9.2 Reimbursement of Landlord. If any Taxes are levied against Landlord or Landlord's property, or if the assessed value of the Building, or any portion thereof, is increased by the inclusion of a value placed on Tenant's Personal Property, Alterations, Tenant

Improvement Work or Tenant's Trade Fixtures (or Tenant's leasehold interest), and if Landlord pays the Taxes on any of these items or the Taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the Taxes levied against Landlord, or the proportion of the Taxes resulting from the increase in Landlord's assessment. Landlord shall have the right but not the obligation to pay and be immediately reimbursed by Tenant for these Taxes regardless of the validity of the levy.

10.     MAINTENANCE AND REPAIR

        10.1 Landlord's Obligations. Except as provided in Sections 13 and 14, Landlord shall maintain in good condition, reasonable wear and tear excepted:
(a) at Landlord's cost, the foundation, bearing and exterior walls (but excluding any glass, windows, doors and the interior surfaces of exterior walls), subflooring, and the structural portions of the roof (and excluding gutters and downspouts) of the Building, and (b) subject to Section 5 of this Lease, the Base Building Facilities, the sidewalks and landscaped areas around the Building and the Parking Lot. If any such maintenance and repair to any part of the Building which Landlord is obligated to maintain or the Parking Lot is required because of the acts or omissions of Tenant or Tenant's Authorized Representatives, Landlord shall perform such maintenance and repair at Tenant's sole cost. Tenant waives the benefit of any statute, ordinance or judicial decision now or hereafter existing which permits Tenant to make repairs at Landlord's expense.

        10.2 Tenant's Maintenance. Except as provided in Sections 10.1, 13 and 14, Tenant at its cost shall maintain, in good operating condition and repair, all portions of the Premises, including, without limitation, all fixtures, interior walls, ceilings, floors, floor coverings, windows, doors, Tenant's Personal Property, Alterations, Tenant Improvement Work and Tenant's Trade Fixtures and signs. If Tenant fails to perform its obligations under this Section, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof as Rent under this Lease upon being billed for same.

        10.3 ADDITIONS AND ALTERATIONS

        10.4 Landlord's Consent. Except for Minor Alterations (as defined below), Tenant shall make any Alterations to the Premises only with Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord hereby consents to Tenant's installation of a security system in the Premises (which system shall include coverage of the stairwells), provided, however, that all such work shall be performed at Tenant's sole cost and in accordance with Section 11.2 below, and Tenant shall be responsible, at its cost, for the maintenance and repair of such system. "Minor Alterations" shall consist of nonstructural alterations, additions and improvements to the Premises not involving the Base Building Facilities, not affecting the exterior of the Building, not involving Alterations that may materially and adversely affect the value of the Building and not exceeding Fifteen Thousand Dollars ($15,000) in hard costs per project. While Landlord's prior written consent shall not be required for Minor Alterations, Tenant shall give Landlord at least thirty (30) days' prior written notice describing the proposed Minor Alterations and the construction schedule therefor.

        10.5 Manner of Construction. Landlord may impose, as a condition of its consent to any Alterations, such requirements as Landlord in its reasonable discretion may deem desirable, including (but not limited to) the requirement that Tenant use for such purposes only contractors selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld); provided, however, that Tenant shall use subcontractors of Landlord's selection to perform all work that may affect the Building systems and equipment, structural aspects of the Building, or exterior appearance of the Building. Tenant shall construct all Alterations (including Minor Alterations) in compliance with all Laws and pursuant to a valid building permit, issued by the City of San Francisco and in accordance with Landlord's construction rules and regulations. Any Alterations shall be performed in conformance with plans, specifications and working drawings ("Plans") first approved by Landlord. Landlord's approval of the Plans shall create no responsibility or liability on Landlord's part for their completeness, design sufficiency, or compliance with Laws. Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord, and such other insurance as Landlord may reasonably require. In addition, for projects which will cost more than One Hundred Thousand Dollars ($100,000), Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the Office of the Recorder of the City and County of San Francisco in accordance with Section 3093 of the California Civil Code or any successor statute and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

        10.6 Payment for Alterations. Tenant shall pay for the cost of all Alterations, even if such Alterations involve or affect areas outside the Premises. If Tenant orders any Alteration directly from Landlord (or from Landlord's contractor), the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor. Once the Alterations are completed, Tenant shall deliver to Landlord, if Tenant has paid contractors directly, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses actually incurred in connection with Landlord's review of and/or involvement with such work.

        10.7 Landlord's Property and Fixtures. All Alterations shall become Landlord's property ad shall be surrendered with the Premises at the end of the Term, except that Tenant may remove any Alterations which Tenant can substantiate to Landlord have not been paid for with any funds from Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, Landlord can elect at the end of the Term, by written notice, to require Tenant to remove any Alterations. If Landlord so elects, Tenant at its sole cost shall remove such Alterations and restore the Premises to the condition designated by Landlord, before the last day of the Term. At Tenant's request, Landlord shall advise Tenant in writing when Tenant requests Landlord's consent to an Alteration whether Landlord will require Tenant to remove such Alteration at the end of the Term. If Tenant fails to promptly complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies, defends and holds Landlord harmless from any Claims (as defined in Section 26) relating to the installation, placement, removal or financing of any Alterations.

        10.8 Covenant Against Liens. Tenant shall give Landlord at least ten
(10) business days' written notice before commencing any Alterations so that Landlord can post and record a notice of nonresponsibility. Tenant shall keep the Building free of all liens resulting from work done or materials furnished by or for Tenant. Tenant may contest such lien if Tenant records a lien release bond for one and one-half times the lien amount. If such lien is not released and removed within thirty (30) days after the date Landlord delivers notice of such lien to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including attorneys' fees and costs, that Landlord incurs in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

11.     INSURANCE, WAIVERS, INDEMNIFICATION

        11.1 Tenant's Liability Insurance. Tenant, at its cost, shall maintain liability insurance on an occurrence basis, in the minimum amount specified in the Basic Lease Information, insuring against all liability of Tenant and its Authorized Representatives arising out of and in connection with Tenant's use or occupancy of the Premises or the Building and the business conducted by Tenant or any other persons within the Premises. Such insurance shall include contractual liability insurance coverage insuring performance by Tenant of the indemnity provisions of Section 12.7. Such coverage shall also contain endorsements reasonably required by Landlord from time to time. Tenant shall also maintain Workers' Compensation insurance in accordance with California law.

        11.2 Tenant's Personal Property Insurance. Tenant, at its cost, shall maintain on all Tenant's Personal Property, Tenant's Work and Alterations, in, on, or about the Premises, an "all risk" policy, with vandalism and malicious mischief endorsements, for one hundred percent (100%) of their replacement cost. If there is any plate glass in the Premises, Tenant shall also, at its cost, maintain full coverage plate glass insurance on the Premises.

        11.3 Landlord's Insurance. Landlord shall maintain an "all risk" policy, with vandalism and malicious mischief endorsements, for at least ninety percent (90%) of replacement cost of the Building. Landlord shall maintain a policy of public liability and property damage insurance insuring against death or injury to persons or damage to property occurring in or about the Building. Landlord may procure and maintain such other forms of insurance coverage as Landlord deems necessary or appropriate for the protection of the Building or Landlord's interest in the Building (including, without limitation, insurance for loss of rental income or damage due to earthquake), or as may be required by any Landlord's Lender (as defined in Section 20).

        11.4 General Insurance Requirements. All insurance required to be maintained by Tenant under this Lease shall: (a) be issued by insurance companies authorized to do business in California, with a financial rating of at least A-XII as rated in the most recent edition of Best's Insurance Reports; (b) be issued as a primary policy, and any insurance held by Landlord shall be excess insurance; (c) contain an endorsement requiring thirty (30) days' prior written notice from the insurance company to both parties and Landlord's Lender, if any, before cancellation or change in the coverage or amount of any policy;
(d) require Tenant to deposit with Landlord before the commencement of the Term, a certificate of all insurance policies required under this

Lease and Tenant shall also deliver certificates of renewal at least thirty (30) days before the term of each policy expires; (e) name Landlord and Landlord's Lender as additional insureds; (f) provide for severability of interests and that an act or omission of one of the parties insured under the policy shall not reduce or avoid coverage to the other parties insured under the policy; (g) contain an endorsement deleting any employee exclusion on personal injury covered, endorsement including employees as additional insureds, endorsement deleting any liquor liability exclusion and endorsement providing for coverage of employer's automobile liability; and (h) be subject to increase, not more frequently than every two (2) years, if in Landlord's broker's opinion, the amount of insurance coverage maintained by Tenant at that time is not adequate. In such case, Tenant shall increase the insurance coverage as required by Landlord's insurance broker.

        11.5 Waiver of Subrogation. Notwithstanding anything to the contrary in the Lease, the parties release each other from any Claims for loss or damage that are caused by risks covered under any insurance policies required by this Lease and/or maintained in effect by the parties at the time of such damage. Each party shall cause its insurer(s) to waive all right of recovery by way of subrogation against either party for any loss or damage covered by such party's insurance policy. Each party shall provide written notice to the other party if such waiver is not obtained and shall indemnify, defend and hold the other harmless from all Claims arising from the indemnifying party's failure to obtain such a waiver from its insurance company unless such a waiver is not customarily available.

        11.6 Exculpation of Landlord. Neither Landlord nor Landlord's Authorized Representatives shall be liable to Tenant for any damage to Tenant or Tenant's property, including, but not limited to, lost profits and consequential damages from any cause, except to the extent it is determined that the gross negligence or wilful misconduct of Landlord or its Authorized Representatives acting within the scope of their authority caused such damage.

        11.7 Indemnification. Tenant shall indemnify, defend and hold Landlord and Landlord's Authorized Representatives harmless from all Claims arising from any cause in, on or about the Premises during the Term, or resulting from the acts or omissions of Tenant or its Authorized Representatives (including, without limitation, the Use of any Hazardous Substances or breach of Section 6.3), except to the extent it is determined that the gross negligence or wilful misconduct of Landlord or its Authorized Representatives acting within the scope of their authority caused such Claims.

12.     DAMAGE AND DESTRUCTION

        12.1 Repair of Damage. If during the Term the Premises are totally or partially damaged ("Damage"), subject to Section 13.2, Landlord shall restore the Premises (but excluding any of Tenant's Personal Property, equipment or fixtures) to substantially the same condition as they were in immediately before such damage, except for modifications required by zoning and building codes and other Laws or by the Lender. If Landlord restores the Premises, Tenant shall be required to restore Tenant's Alterations, Tenant Improvement Work, Tenant's Trade Fixtures, and Tenant's Personal Property. Notwithstanding the foregoing, Landlord may require Tenant to assign to Landlord all insurance proceeds payable to Tenant under Tenant's insurance required under this Lease with respect to the Alterations (including Tenant's payment of any deductible amounts there under), and Landlord shall repair any damage to the Alterations. Such items shall be the sole responsibility of Tenant to restore and Landlord shall have no responsibility for such restoration.

        12.2 Termination Rights. Landlord may terminate this Lease by written notice to Tenant if: (a) Landlord's restoration costs exceed the amount of Landlord's insurance proceeds released by Lender for restoration purposes plus any deductible maintained by Landlord in connection therewith by more than Fifty Thousand Dollars ($50,000); (b) restoration by Landlord will take longer than two hundred and ten (210) days (in the opinion of a licensed architect, contractor or engineer appointed by Landlord), or actually takes longer than two hundred and ten (210) days; or (c) the damage results from a risk not covered by insurance required to be carried by Landlord in Section 12.3. In addition, either party may terminate this Lease by written notice to the other party if:
(x) existing Laws do not permit the restoration, (y) the Damage to the Building exceeds fifty percent (50%) of the then replacement value of that Building or
(z) the Premises are materially damaged during the last twelve (12) months of the Term. Such notice must be given within fifteen (15) days after determining that the restoration cost will exceed such insurance proceeds or that restoration will take longer than the above-specified period (as the case may be) or, in the case of (c) or (z) above, within thirty (30) days of the casualty, in which case this Lease shall terminate on the date as specified in the notice given by the terminating party.

        12.3 Tenant's Remedies; Rent Abatement. Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any such damage, destruction, repair or restoration, and Landlord shall not be liable for any inconvenience or annoyance to Tenant, or injury to Tenant's business resulting therefrom. Notwithstanding the foregoing, unless the acts or omissions of Tenant or its Authorized Representatives resulted in the Damage, Monthly Base Rent and the Increased Operating Costs payable under this Lease shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired from the date of the damage to the date repairs are completed.

        12.4 Lease to Control Rights. This Lease will exclusively govern the parties' obligations with respect to any damage or destruction of the Premises or the Building. Accordingly, Landlord and Tenant waive any Law, including (without limitation) California Civil Code Sections 1932(2) and 1933(4), or any successor statutes, with respect to any damage or destruction of the Premises.

13.     CONDEMNATION

        13.1 Partial Condemnation. If any portion of the Premises is taken for public or quasi-public use by right of eminent domain (with or without litigation), or transferred by agreement in connection with public or quasi-public use ("Condemnation"), this Lease shall remain in effect, except that either party can elect to terminate this Lease if twenty-five percent (25%) or more of the total rentable square footage in the Premises is taken. To terminate this Lease, effective as of the date the condemnor has the right to possession ("Date of Taking"), Landlord or Tenant must give written notice to the other party within thirty (30) days after the nature and the extent of the Condemnation have been finally determined. All Rent shall be apportioned as of the date of such termination, or the Date of Taking, whichever occurs first.

        13.2 Temporary Taking. Notwithstanding anything to the contrary, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

        13.3 Total Taking. A total taking of the Building shall automatically terminate this Lease.

        13.4 Restoration of Premises. If there is a partial Condemnation of the Premises and this Lease remains in effect, Landlord shall restore the Premises to an architectural whole, except that Tenant shall be solely responsible for Tenant Improvement Work, Tenant's Personal Property, Tenant's Trade Fixtures and Alterations made to the Premises by Tenant.

        13.5 Award-Distribution. Landlord shall receive the entire award for any Condemnation, except that Tenant may receive any sum specifically awarded on account of Tenant's Personal Property, Tenant's Trade Fixtures, or for moving expenses.

14.     ASSIGNMENT AND SUBLEASE

        14.1 Landlord's Consent Required. Except with respect to Permitted Transferees, Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest in this Lease, and shall not sublet the Premises ("Transfer"), or suffer or permit the Premises to be occupied by any third person other than Tenant's Authorized Representatives, without Landlord's prior written consent. Subject to the terms and conditions of this Section, Landlord shall not unreasonably withhold its consent to a Transfer so long as the Transfer does not involve any change in the use of the Premises authorized under Section 6.1.

        14.2 Tenant's Application. Tenant shall submit in writing to Landlord, at least fifteen (15) business days before the proposed effective date of the Transfer ("Proposed Effective Date") the following information ("Tenant's Application"): (a) the Proposed Effective Date; (b) the name, use and business of the proposed transferee of the Transfer ("Transferee"); (c) the terms of the proposed Transfer; (d) such certified financial information or other information as Landlord may reasonably request; and (e) evidence satisfactory to Landlord that the proposed Transferee will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the Transfer agreement. If Landlord approves the proposed Transfer, it shall notify Tenant in writing thereof. No purported Transfer shall be deemed effective and no proposed Transferee shall take occupancy until Landlord has received a copy of the executed Transfer document(s) and executed Landlord's consent thereto. If Landlord disapproves the proposed Transfer, it shall notify Tenant in writing thereof, specifying the reason(s) therefor. However, if Landlord and Tenant dispute the reasonableness of Landlord's disapproval of the proposed Transfer, Landlord shall not be limited to the reason(s) specified in its notice.

        14.3 Landlord's Recapture Right. Notwithstanding anything to the contrary, Landlord shall have the right, to be exercised in writing within fifteen (15) days after receiving the completed Tenant's Application, to terminate this Lease in the case of an assignment of the Lease or to recapture the portion of the Premises subject to the proposed Transfer. Such termination or recapture shall be effective as of the date specified in Landlord's notice exercising such option, which effective date of termination or recapture shall not be less than thirty (30) nor more than ninety (90) days following the receipt of such notice. Notwithstanding the foregoing, Landlord's recapture right shall not apply to subleases of the Premises (a) during the first three (3) years of the Initial Term, provided no more than fifty percent (50%) of the rentable area of the Premises is subleased at any one time during such period (or, if Tenant leases the entire Brannan Building from Landlord, no more than two (2) floors of the Premises are subleased at any one time during such period) and (b) at any time thereafter, provided no more than one-third (1/3) of the rentable area of the Premises is subleased at any one time thereafter. If the area subleased exceeds those areas specified in clauses (a) or (b) of the immediately preceding sentence, Landlord may, at any time, terminate or recapture any and all spaces sublet. If Landlord exercises any cancellation or recapture rights hereunder, Tenant and any subtenants shall surrender possession of the Premises on the date specified in such notice and in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.

        14.4 No Release of Tenant. Landlord's consent to any Transfer shall not relieve Tenant of its obligations under this Lease. Landlord's consent to any Transfer shall not relieve Tenant from the obligation to obtain Landlord's prior written consent to any other Transfer. Landlord's acceptance of payment from any other person shall not be deemed a waiver by Landlord of any provision of this Lease, or a consent to any Transfer, or a release of Tenant from any obligation under this Lease. If this Lease is Transferred, or if the Premises are occupied by any person other than Tenant, Landlord may, after default by Tenant, collect the Rent from any such Transferee or occupant and apply the net amount collected to the Rent payable under this Lease, and no such action by Landlord shall be deemed a consent to such Transfer or occupancy.

        14.5 Assumption of Obligations. Each Transferee shall assume Tenant's obligations under this Lease and shall be liable, jointly and severally, with Tenant under this Lease. Each Transferee shall observe and perform the provisions of this Lease so far as applicable under the Transfer document. All Transfer agreements shall be expressly subject and subordinate to this Lease and shall not change this Lease in any way. No Transfer shall be binding on Landlord unless the Transferee or Tenant delivers to Landlord a counterpart of the Transfer document in a form approved by Landlord, duly executed by all parties. Landlord shall have no obligation to perform any duty to or respond to any request from any subtenant, it being the obligation of Tenant to administer the terms of its subleases.

        14.6 Deemed Transfers. If Tenant is a privately held corporation, or an unincorporated association or partnership, the Transfer of any stock or interest in such corporation, association or partnership in the aggregate from the date of execution of this Lease in excess of fifty percent (50%) shall be deemed a Transfer.

        14.7 Assignment of Sublease Rents. Tenant immediately and irrevocably assigns to Landlord all rent from any subletting of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application, may collect such rents and apply same toward Tenant's obligations under this Lease; provided, however, that Tenant shall have the right to collect such rents so long as an Event of Default does not exist under this Lease.

        14.8 Excess Rent. Landlord shall receive fifty percent (50%) of all Excess Rent payable in connection with any Transfer. "Excess Rent" means the excess of (a) all consideration received by Tenant from a Transfer over (b) Rent payable under this Lease after deducting reasonable leasing commissions, amortized cost of any improvement and any other reasonable out-of-pocket costs paid by Tenant as a result of the Transfer. If Tenant has the license to collect the rents from the Transferee under Section 15.6 above, within fifteen (15) days after written request by Landlord, Tenant shall provide and certify to Landlord all financial information required for the calculation of Excess Rent.

        14.9 Fee for Review. Tenant shall pay, within thirty (30) days of request, Landlord's legal fees and costs reasonably incurred in processing, approving and documenting any Transfer.

        14.10 Permitted Transfers. Notwithstanding anything to the contrary, Tenant may, without Landlord's prior written consent, but upon at least thirty
(30) days' prior written notice to Landlord, and without being subject to Sections 15.3 and 15.8 above, Transfer the Lease to the following parties ("Permitted Transferees"): (a) a corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action, or
(c) a purchaser of substantially all of Tenant's assets, provided that in each of the foregoing Transfers, the net worth of the surviving entity is equal to or greater than that of Tenant immediately before the Transfer, and provided further that, Tenant shall not be released from any liability hereunder. Additionally, any sale or transfer of Tenant's capital stock in connection with any public or private securities offering or any sale of Tenant's capital stock over any nationally recognized public exchange (as opposed to a so-called "penny stock" exchange) shall not be deemed a Transfer hereunder.

15.     TENANT'S DEFAULT

        15.1 Curable Defaults. An "Event of Default" shall be deemed to have occurred if Tenant: (a) fails to pay Rent within three (3) days after notice to Tenant; (b) fails to perform any obligation described in Sections 12, 20 and 24 of this Lease within three (3) days after notice to Tenant; or (c) fails to perform any other obligation of this Lease (other than those obligations described in Section 16.2 as incurable) within thirty (30) days after notice to Tenant (except that if the failure to perform cannot reasonably be cured within thirty (30) days, Tenant shall not be in default of this Lease if Tenant commences to cure within five (5) days after Landlord's notice and diligently pursues the cure to completion). The notice periods under this Section are in lieu of and not in addition to any notice required under California Code of Civil Procedure Sections 1161 and 1162.

        15.2 Incurable Defaults. The following constitute a incurable Event of Default by Tenant: (a) any default identified as an incurable Event of Default in this Lease or which is not capable of being cured, (b) if Tenant breaches its obligations under Sections 4.5 or 15.1, (c) Tenant admits in writing its inability to pay its debts as they mature; (d) Tenant makes an assignment or takes other action for the benefit of creditors; (e) any action is taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief law; (f) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets or Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or (g) substantially all of Tenant's assets or Tenant's interest is attached, executed upon or judicially seized, where such seizure is not discharged within thirty
(30) days.

        15.3 Landlord's Remedies. Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive and are cumulative and in addition to any remedies now or later allowed by law.

               (a) Landlord can continue this Lease in effect and enforce all its rights and remedies under this Lease, including the right to recover Rent when due, for so long as Landlord does not terminate Tenant's right to possession, as provided in California Civil Code Section 1951.4. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect Landlord's interests shall not constitute a termination of Tenant's right to possession. No act by Landlord shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

               (b) Landlord can terminate this Lease and recover the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of Rent loss for the same period that Tenant proves could reasonably be avoided, as computed under California Civil Code Section 1951.2.

               (c) Landlord can cure Tenant's default at Tenant's cost. Any sum paid by Landlord shall bear interest at the Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

               (d) All third party costs and expenses (including attorneys' fees) incurred by Landlord in collecting Rent or enforcing Tenant's obligations under the Lease shall be paid by Tenant to Landlord upon demand.

16.     LANDLORD'S DEFAULT

        16.1 Cure Periods. Landlord shall have ten (10) days after written notice from Tenant to cure a monetary default, and thirty (30) days after written notice from Tenant to cure a nonmonetary default. However, if the non-monetary default cannot be cured within thirty (30) days, Landlord shall have such additional time as reasonably necessary to complete its performance so long as Landlord diligently seeks to cure such default.

        16.2 Notice to Landlord's Lender. Tenant shall deliver a copy of any written notice of Landlord's default at the same time to any Lender (as defined in Section 20), provided Landlord has delivered to Tenant prior notice of the identity and address of Lender. Any such Lender shall have the same time periods within which to cure Landlord's defaults as Landlord has to cure such defaults; provided, however, such periods for the Lender shall commence ten (10) days after Landlord's cure period commences and the Lender shall have such additional time as may be needed to obtain control or ownership of the Building. In this connection, any representative of Landlord's Lender shall have the right to enter upon the Premises for the purpose of curing Landlord's default.

        16.3 Limitation on Landlord's Liability. Notwithstanding anything to the contrary in this Lease, if Tenant recovers any judgment against Landlord for a default by Landlord under this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Building; the partners, including the general partner, officers, employees and agents of Landlord shall not be personally liable for any such default or for any deficiency. The foregoing limitation on liability shall not apply to Landlord's obligation to return the Security Deposit or if Landlord draws on the Letter of Credit without the right to do so.

17.     SIGNAGE

        17.1 Landlord's Consent. Tenant shall not place (or permit to be placed) in or upon the Premises where visible from outside the Premises or any part of the Building, any signs, notices, drapes, shutters, blinds or window coatings, or displays of any type without Landlord's prior written consent (which shall not unreasonably be denied or delayed). Landlord shall consent to one exterior sign on the west side of the northwest corner of the Building ("Exterior Sign"), on the terms and conditions of Section 18.2. The right to the Exterior Sign shall be personal to the Tenant originally named in the Lease (and its Permitted Transferees) and shall not be transferable to any party.

        17.2 Tenant's Obligations. Tenant shall comply with the following terms and conditions with respect to all signage, including the Exterior Sign: (a) Tenant shall obtain, at its cost, all necessary governmental approvals (Landlord makes no representation with respect to Tenant's ability to obtain such approvals); (b) the signage shall be in accordance with detailed signage specifications which Tenant shall submit to Landlord for its prior approval; (c) Tenant shall be responsible, at its cost, for installing and maintaining the signage strictly in accordance with all Laws; (d) Tenant shall be responsible, at its sole cost, for installing, maintaining and repairing the signage and removing it at the termination or expiration of the Lease and repairing any damage resulting from such removal; (e) the location of the Exterior Sign shall be determined on or before the Commencement Date of this Lease by Tenant, with Landlord's reasonable approval; (f) Landlord shall have the right, at its cost, to relocate the Exterior Sign from time to time, with Tenant's reasonable approval over the new location of the Exterior Sign; (g) if any signage affects the structural integrity of the Building, the signage shall be relocated, or if needed, removed, at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all Claims arising from or in connection with the signage, unless solely caused by the gross negligence or wilful misconduct of Landlord or its Authorized Representatives (it being agreed that Tenant's indemnity obligation shall cover the negligence of Landlord, its agents, contractors or employees).

        17.3 Landlord's Rights. Landlord reserves the right in Landlord's sole discretion to place and locate on the roof and exterior of the Building and in any area of the Building not leased to Tenant, such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building.

18.     LANDLORD'S ENTRY ON PREMISES

Landlord and its Authorized Representatives shall have the right to enter the Premises at all reasonable times (with reasonable prior notice except in an emergency when no notice is required) for any reasonable purpose, including, without limitation, the following: (a) to inspect the Premises; (b) to alter, improve or maintain the Premises and the Building; (c) to show the Premises to prospective brokers, agents, buyers, tenants or lenders; and (d) to post notices of nonresponsibility, all without reduction or abatement of Rent. Landlord shall have at all times a key to unlock all the doors in and about the Premises, excluding Tenant's vaults and safes and other secure areas identified by Tenant in a written notice to Landlord. Landlord shall have the right to use any means which Landlord deems in good-faith to be proper to open the doors in an emergency. Any such entry by Landlord and Landlord's Representatives shall comply with all reasonable security measures of Tenant of which Landlord has been given prior written notice and shall not impair Tenant's operations more than reasonably necessary. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of such entry on the Premises as provided in this Section, except damage resulting from the gross negligence or wilful misconduct of Landlord or its Authorized Representatives acting within the scope of their authority, and Tenant waives any Claims arising thereunder.

19.     SUBORDINATION AND NONDISTURBANCE

        "Lender" means the holder of any ground or underlying lease or loan (including all extensions and modifications of, and any additional advances under, such loan) affecting the Building or Landlord's interest therein, now or later entered into by Landlord, and any deed of trust, mortgage or other device securing such lease or loan ("Loan"). This Lease is and subordinate to any Loan. Within ten (10) business days of Landlord's written request, Tenant shall from time to time execute and deliver an agreement in Lender's customary form to effectuate such subordination, which agreement shall contain commercially common protections for Lender's benefit. Landlord agrees to obtain from Lender a nondisturbance agreement in such Lender's customary form providing that Lender shall not disturb Tenant's possession of the Premises or terminate the Lease, provided Tenant is not in default under this Lease and Tenant recognizes or "attorns" to Lender (or the buyer of the Building at a foreclosure or as a result of a transfer in lieu of foreclosure) as the new Landlord.

20.     NONWAIVER

        No delay, waiver or omission in either party's exercise of any right or remedy on a default of any provision by the other party shall be construed as a waiver of such provision. Landlord's receipt and acceptance shall not constitute a waiver of any other default. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of Tenant's surrender of the Premises before the Term expires. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21.     SALE OR TRANSFER OF PREMISES

        If Landlord sells or transfers all or any portion of the Premises or the Building, on consummation of the sale or transfer, Landlord shall be released from any liability thereafter accruing under this Lease if Landlord's successor has assumed in writing Landlord's obligations under this Lease and Landlord has transferred the Security Deposit to Landlord's successor.

22.     SURRENDER OF PREMISES

        22.1 Condition. At the end of the Term, Tenant shall surrender to Landlord the Premises and all Alterations and the Tenant Improvement Work in good condition and repair (except for ordinary wear and tear and damage and destruction to the Premises) except for Alterations that Tenant is obligated to remove under Section 11.4, with all of Tenant's Personal Property and Tenant's Trade Fixtures removed. Before the end of the Term, Tenant shall repair any damage caused by the removal of any Alterations, Tenant's Personal Property or Tenant's Trade Fixtures.

        22.2 Removal of Tenant's Property. If, within ten (10) days after written notice from Landlord to Tenant, Tenant fails to remove at the end of the Term all Alterations that Tenant is obligated to remove at such time and all Tenant's Personal Property and Tenant's Trade Fixtures from the Premises, Landlord can elect to retain or dispose of such Alterations, Tenant's Personal Property or Tenant's Trade Fixtures. Tenant waives all Claims against Landlord for any damage resulting from Landlord's retention or disposition of any such Alterations, Tenant's Personal Property or Tenant's Trade Fixtures. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any such Alterations, Tenant's Personal Property or Tenant's Trade Fixtures.

23.     ESTOPPEL CERTIFICATE, FINANCIALS

        23.1 Estoppel Certificate. Tenant shall, within ten (10) business days of Landlord's written request, execute and deliver to Landlord a statement in writing (i) certifying that this Lease (including any modifications) is in full force and effect, the Rent is as stated in this Lease, and the dates to which the Rent is paid in advance, any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults by Landlord under this Lease, or specifying such defaults if any are claimed, and (iii) covering such other matters as may be reasonably requested by Landlord or by any present or prospective Lender. Any such statement may be relied upon by any prospective purchaser, ground lessor or encumbrancer of the Premises or of all or any portion of the real property of which the Premises are a part.

        23.2 Failure to Deliver. Tenant's failure to deliver such statement within such time shall constitute an incurable Event of Default and shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, (iii) that not more than one month's Monthly Base Rent has been paid in advance, and (iv) as to such other matters as may be specified in the requested statement.

        23.3 Tenant's Financial Data. Within fifteen (15) days after Landlord's written request, Tenant shall furnish Landlord with accurate financial statements and other documentation (such as organizational documents) reasonably required by Landlord, Lender or a prospective buyer of the Building. Landlord shall keep such statements confidential except from those with a reasonable business need to know, provided, however, that Landlord shall not be liable for the inadvertent disclosure of any information or the disclosure of any information that is publicly available or is required by Laws to be disclosed.

24.     RIGHT OF FIRST OFFER

        24.1 Grant of Right. Landlord grants to Tenant a one-time right of first offer ("First Offer Right") during the Term with respect to that certain building adjacent to the Building, to be known as 840 Brannan Street ("Brannan Building") on the terms and conditions of Section 25. The First Offer Right shall be with respect to the entire Brannan Building and not any portion thereof. Notwithstanding anything to the contrary in this Lease, the First Offer Right shall be personal to the Tenant originally named in the Lease (or its Permitted Transferee) and shall be exercisable only if the Tenant originally named in the Lease (or its Permitted Transferee) occupies two full floors in the Building as of the date of Landlord's Notice and as of the Projected Delivery Date (as those terms are defined in Section 25.2).

        24.2   Procedure.

               (a) If Landlord desires to lease the Brannan Building, Landlord shall notify Tenant of the availability of the Brannan Building for leasing ("Landlord's Notice"). Landlord's Notice shall state the approximate square footage of the Brannan Building, the projected delivery date for the Brannan Building in its then "as is" condition ("Projected Delivery Date") and the rent and other economic and major terms acceptable to Landlord. If Tenant wishes to exercise the First Offer Right, Tenant shall so notify Landlord in writing immediately and Landlord and Tenant shall negotiate for a period of ten (10) business days after delivery of Landlord's Notice to Tenant ("Negotiation Period").

               (b) If Landlord and Tenant fail to execute in writing within the Negotiation Period an agreement regarding the rent and other economic and major terms acceptable to both parties in their sole discretion ("Basic Agreement"), the First Offer Right shall terminate and Landlord shall be free to lease the Brannan Building to any party on any terms whatsoever. If Landlord and Tenant execute a Basic Agreement within the Negotiation Period, the parties shall promptly execute a new lease for the Brannan Building using the terms and conditions of this Lease except for the terms contained in the Basic Agreement and that Landlord shall grant to Tenant the right to use all available parking on the property of which the Brannan Building is a part.

        24.3 Limitations on Tenant's Rights. At Landlord's option, Tenant shall not have the right to exercise the First Offer Right or the First Parking Offer Right (and any First Offer Right and First Parking Offer Right exercised by Tenant will be voided) if (a) Landlord has given Tenant written notice, on or before the date of Landlord's Notice or the Project Delivery Date, that a default has occurred and Tenant has not yet cured such default, or (b) Landlord has given Tenant written notice from Landlord, on more than two (2) occasions in the preceding twelve (12) month period, that a default in the payment of Rent or any other material default has occurred (regardless of whether such defaults subsequently are cured). Notwithstanding anything to the contrary in this Lease, in no event shall Tenant be allowed to exercise the First Offer Right if fewer than twelve (12) months remain in the Term after Landlord's Notice.

25. DEFINITIONS. Unless otherwise provided, definitions of capitalized words and phrases are as follows:

        25.1 "Alterations" means any addition, change, improvement, alteration or modification to the Premises by Tenant, including, without limitation, fixtures, but excluding Tenant's Trade Fixtures as defined below and the Tenant Improvement Work as defined in the Work Letter.

        25.2 "Authorized Representatives" means any director, officer, agent, partner, employee, or independent contractor of the specified party, including Landlord's Property Manager.

        25.3 "Base Building Facilities" means the primary heating, ventilation and air-conditioning equipment for the Building, the utility closets, the life safety systems (including the sprinkler systems), the main telephone terminal panels, the conduit for the fiber optic line (but not the actual extension or connection thereof), the passenger elevators, and other improvements customarily considered to be part of "Base Building" but only to the extent any of the foregoing is installed as part of Landlord's Work".

        25.4 "Claims" means losses, judgments, liabilities, demands, claims, causes of action, costs and expenses (including the reasonable fees and costs of attorneys and other consultants).

        25.5 "Force Majeure" shall mean any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform.

        25.6 "Hazardous Substance" means any substance, material, waste, pollutant or contaminant which is regulated by law as being hazardous, toxic, flammable, carcinogenic, explosive or radioactive, or is potentially injurious to the public health, safety or welfare or the environment.

        25.7 "Interest Rate" means the lesser of (a) four per cent (4%) per annum over the prime rate of interest announced from time to time by Bank of America, San Francisco, California (or its successor), or (b) the maximum lawful rate.

        25.8 "Law(s)" means all laws, statutes, ordinances (including zoning ordinances), judicial decisions, or other governmental rules, regulations, orders or requirements (including those of a quasi-official entity or body such as the board of fire examiners or public utilities or those imposed in connection with conditional use permits or other governmental actions), now or hereafter in force.

        25.9 "Operating Costs" means all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, operation, maintenance and repair of the Building, except those items which are expressly excluded below. Operating Costs shall include, without limitation, the following:

               (a) Wages, salaries, taxes, insurance and related expenses and benefits of all onsite and offsite employees to the extent engaged in the operation or maintenance of the Building.

               (b) All supplies, tools, equipment and materials used in operating and maintaining the Building, including any lease payments therefor.

               (c) Cost of utilities for the Building to the extent not payable by Tenant under Section 6.

               (d) Cost of all maintenance, repair and replacement expenses, janitorial, building engineering, landscaping, security, legal, other consulting fees and service agreements for the Building and the equipment therein which are not otherwise directly paid by Tenant, including without limitation window cleaning and elevator maintenance.

               (e) Cost of all insurance carried by Landlord in connection with the Building and Landlord's personal property used in connection therewith, including any deductible amounts paid by Landlord with respect to such insurance.

               (f) All Property Taxes (as defined below).

               (g) Repairs, replacements and general maintenance (excluding sums paid by insurance proceeds or by Tenant or other third parties).

               (h) All maintenance and repair costs relating to the sidewalks, landscaped areas and, to the extent Operating Costs therefor exceed the Parking Fees received with respect to the same, the Parking Lot.

               (i) Amortization over the useful life of the cost of capital improvement items, including interest at the one per cent (1%) per annum over the prime rate of interest announced from time to time by Bank of America, San Francisco, California (or its successor), which may reasonably reduce Operating Costs or enhance the Building's operational efficiency or which may be required by governmental authority.

               (j) Landlord's central accounting costs and audit fees attributable to the Building.

               (k) A fee for building management, provided such fee does not exceed ten percent (10%) of Operating Costs.

Notwithstanding the foregoing to the contrary, Operating Costs shall exclude the following: the cost of repairs or other work occasioned by fire or other casualty or hazard to the extent that Landlord receives insurance proceeds; charges and fees incurred on debt and ground leases, including fines and penalties incurred thereunder; cost for which Landlord receives reimbursement from insurance carriers or any other third party; cost for any service for which Tenant pays (either Landlord or a third party provider) on a direct basis; any costs incurred in connection with repairing the structural parts of the Building under Section 11.1.

        25.10 "Property Taxes" means all taxes, assessments and government charges levied against the real property and improvements in the Building and the Lot, all personal property taxes levied on Landlord's personal property used in managing, operating, maintaining and repairing the Building, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Building, service payment in lieu of taxes, excises, transit charges and fees, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed during the Term by any public authority upon the Building, the Building's operations or the rent received from the Building, or amounts required to be expended because of governmental orders for public improvements, services, benefits, or other similar purposes. Property Taxes shall also include all expenses reasonably incurred by Landlord in contesting or otherwise seeking reduction of Property Taxes if Landlord realizes tax savings equal or greater to such expenses. Notwithstanding anything to the contrary, Property Taxes shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon Landlord's net income from all sources.

        25.11 "Rent" means all amounts payable by Tenant to Landlord under this Lease, including, but not limited to, Monthly Base Rent, Increased Operating Costs, late charges, interest on late payments and reimbursements of costs. Landlord shall have the same remedies against Tenant for the failure to pay any Rent when and as due, as Landlord has for Tenant's failure to pay Monthly Base Rent.

        25.12 "Tenant's Personal Property" means Tenant's equipment, furniture, merchandise, inventory, accounts receivable, insurance proceeds, contracts, intangibles and movable property placed in the Premises by Tenant, including Tenant's Trade Fixtures.

        25.13 "Tenant's Trade Fixtures" means any property installed in or on the Premises by Tenant for purpose of trade, manufacture, ornament or related use, provided the same may be removed without material damage to the Premises.

26.     MISCELLANEOUS

        26.1 Rules and Regulations. Landlord shall have the right from time to time to promulgate rules and regulations for the safety, care and cleanliness of the Premises, the Building, and the Parking, or for the preservation of good order ("Rules and Regulations"). Attached to this Lease as Exhibit D is a set of the current Rules and Regulations. Tenant shall comply with the Rules and Regulations, together with all modifications and additions thereto adopted by Landlord from time to time of which Tenant has been given prior written notice. If there is a conflict between the Rules and Regulations and the remainder of this Lease, the remainder of this Lease shall prevail.

        26.2 Keys and Locks. Landlord shall furnish Tenant with a reasonable number of keys to the Premises. Additional keys shall be furnished at a charge by Landlord on an order signed by Tenant. All such keys shall remain Landlord's property. Tenant shall not install any additional locks without Landlord's prior written consent, and Tenant shall not make or permit to be made any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys of the Premises.

        26.3 Force Majeure. Force Majeure shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Rent to be paid by Tenant pursuant to this Lease; provided the party prevented, delayed or stopped shall have given the other party written notice thereof within thirty (30) days of such event causing the prevention, delay or stoppage. Notwithstanding anything to the contrary contained in this Section 27.2, if any work performed by Tenant or Tenant's contractor results in a strike, lockout and/or labor dispute, the strike, lockout and/or labor dispute shall not excuse the performance by Tenant of this Lease.

        26.4 Time of Essence. Except as to performance of the Tenant Improvement Work and delivery to Tenant of possession of the Premises, time is of the essence of each provision of this Lease in which time is an element.

        26.5 Construction. The definitions contained in this Lease shall be used to interpret the Lease. All rights and remedies of Landlord and Tenant, except as otherwise expressly provided, are cumulative and non-exclusive of any other remedy at law or in equity. Tenant acknowledges that it has been represented by counsel and the terms of this Lease have been fully negotiated; accordingly, neither Landlord nor Tenant shall be deemed the drafter of the Lease in interpreting any ambiguities in the provisions of this Lease.

        26.6 Corporate Authority. If Tenant is a corporation, Tenant shall deliver to Landlord on execution of this Lease a certified copy of a resolution of Tenant's board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of Tenant.

        26.7 Successors. Subject to Section 15 and except as otherwise specified in this Lease, this Lease shall be binding on and inure to the benefit of the parties and their successors and assigns.

        26.8 Governing Law. This Lease shall be construed and interpreted in accordance with the Laws of the State of California.

        26.9 Joint and Several Obligations. If more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

        26.10 Severability. The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid, or illegal.

        26.11 Entire Agreement; Amendments. This Lease contains the entire agreement of the parties with respect to the subject matter contained herein and supersedes any previous negotiations or agreements. This Lease cannot be amended or modified except by a written agreement signed by the parties.



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

        26.12 Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

        26.13 Notices. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and given personally, by overnight courier, by facsimile transmission during regular business hours (in which case a copy thereof shall also be sent by prepaid, certified or registered mail) or by prepaid, certified or registered mail, addressed to the other party at the address set forth in the Basic Lease Information. Either party may change its address by notifying the other party of the change of address in writing. Notice shall be deemed communicated on the date of delivery except that, with respect to notices sent by certified or registered mail, notice shall be deemed received within forty-eight (48) hours from the time of mailing.

        26.14 Brokers. Landlord and Tenant each represents and warrants that it has had no dealings with any real estate broker or agent in connection with this Lease other than the brokers identified in the Basic Lease Information, whose commissions shall be paid by Landlord. Landlord and Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising from any breach of the warranty specified in this Section.

        26.15 Recording. Tenant shall not record this Lease or a memorandum hereof without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Tenant agrees to execute and acknowledge a short form lease in recordable form at Landlord's request, which may be recorded by Landlord.

        26.16 Survival of Tenant's Obligations. All of Tenant's indemnities, waivers, assumptions of liability, duties and obligations under this Lease shall survive the termination of this Lease to the extent required for the full observance and performance thereof.

        26.17 Execution by Landlord. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Execution Date.

Landlord:                                   Tenant:

Bryant Springs LLC,                         Pets.com,
a California limited liability company      a California corporation


By: /s/ Paul D. Menzies                     By: /s/ Julie Wainwright
   -----------------------------------         ---------------------------------
Name: Paul D. Menzies                       Name: Julie Wainwright
     ---------------------------------           -------------------------------
Title: Manager                              Title: CEO
      --------------------------------            ------------------------------


By: /s/ D. Michael Kelly                    By: /s/ Chris Deyo
   -----------------------------------         ---------------------------------
Name: D. Michael Kelly                      Name: Chris Deyo
     ---------------------------------           -------------------------------
Title: Manager                              Title: President
      --------------------------------            ------------------------------



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